UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2010

Dot Hill Systems Corp.

(Exact name of registrant as specified in its charter)

Delaware	1-13317	13-3460176
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1351 S. Sunset Street, Longmont, CO	80501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 845-3200

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On January 26, 2010, Dot Hill Systems Corp. (“Dot Hill”) filed a current report on Form 8-K to disclose, among other things, that it had completed its acquisition of Cloverleaf Communications Inc., a Delaware corporation (“Cloverleaf”), pursuant to a previously announced Agreement and Plan of Merger and Reorganization dated January 4, 2010, by and among Dot Hill, Telluride Acquisition Sub, Inc., a wholly-owned subsidiary of Dot Hill (“Merger Sub”), Cloverleaf, Cloverleaf Communications (Israel) Ltd., Cloverleaf Communications Corporation (BVI) and E. Shalev Management 2000 (1999) Ltd., as the Stockholders’ Representative, whereby the Merger Sub merged with and into Cloverleaf, with Cloverleaf continuing as the surviving entity and a wholly-owned subsidiary of Dot Hill. This Form 8-K/A is being filed to provide the requisite financial statements and pro forma financial information relating to the Cloverleaf acquisition as required by Item 9.01 of Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired. The required financial statements for Cloverleaf are attached hereto as Exhibits 99.1 and are incorporated herein by reference.

(b) Pro Forma Financial Information. The required pro forma financial information is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

(d)	Exhibits. The following exhibits are being filed herewith.

Exhibit Number	Description

23.1	Consent of Brightman Almagor Zohar & Co.

99.1	Cloverleaf Communications Inc. Consolidated Financial Statements

99.2	Pro Forma Financial Statements

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOT HILL SYSTEMS CORP.

By:	/s/ HANIF I. JAMAL
Hanif I. Jamal Senior Vice President, Chief Financial Officer and Secretary

Date: April 7, 2010